EXHIBIT 32.1

CERTIFICATION PURSUANT SECTION 906 OF THE SABANES-OXLEY ACT OF 2002

     In connection with the Yaak River Resources, Inc. (the “Company”) Quarterly Report on Form 10-QSB for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Blaize N. Kaduru, President, Secretary, Treasurer, Principal Executive Officer, and Principal Financial Officer and Principal Accounting Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: November 14, 2003

By: /s/ Blaize N. Kaduru Blaize N. Kaduru, President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

This certification accompanies this Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.